Exhibit 5.1

Craig M. Fischer

Partner

Direct Dial: 716.848.1266

Direct Fax: 716.819.4771

cfischer@hodgsonruss.com

August 14, 2026

Columbus McKinnon Corporation

13320 Ballantyne Corporate Place, Suite D

Charlotte, NC 28277

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 (File No. 333- )

We are delivering this opinion at your request in connection with the registration by Columbus McKinnon Corporation, a New York corporation (the “Company”), under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of 1,450,000 shares of the Company’s common stock, with a par value of $0.01 per share (the “Shares”), for issuance and sale pursuant to the above-referenced registration statement on Form S-8 (the “Registration Statement”) under the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan, as amended (the “Plan”).

The opinion set forth in this letter is based upon (1) our review of originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (a) the Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2026, (b) the Plan, (c) the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, (d) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Shares thereunder, and (e) such other records of the Company and the Plan and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below (items 1(a) through 1(e) being collectively the “Reviewed Documents”) and (2) our review of such published sources of law as we have deemed necessary.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any of the Reviewed Documents, (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database and (d) that, when issued in accordance with the Plan, appropriate certificates complying with applicable law evidencing the Shares will be properly executed or the Shares will be uncertificated shares complying with applicable law.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

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Columbus McKinnon Corporation August 14, 2026 Page 2

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York. We have not reviewed and our opinion is in no way related to the laws of any other jurisdiction, including the Securities Act or any other federal or state securities laws or regulations, and we expressly disclaim any and all responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinion set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Craig M. Fischer
Craig M. Fischer